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                                                                   EXHIBIT 10.4

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


     This Agreement is dated as of July 21, 1997, and is between Donald C. Campion (the "Employee") and Oxford Automotive, Inc., a Michigan corporation (the "Company").

     In consideration of the premises herein contained, the parties agree as follows:

     1. Employment. The Company employs you, the Employee, as Senior Vice President - Chief Financial Officer of the Company, and you accept such employment, upon the terms and conditions set forth in this Agreement.

     2. Duties During Employment Period. You shall perform and discharge well and faithfully such duties for the Company and any of its subsidiaries as may be assigned to you from time to time by the Board of Directors (the "Board") or Chairman of the Board (the "Chairman") of the Company and, in the absence of such assignment, such services customary to such office as are necessary to the operations of the Company. Such duties shall initially include: building the financial organization of the Company, including financial reporting, audit, treasury, forecasting, Securities and Exchange Commission reporting, acquisition evaluation or other activities as directed by the Chief Executive Officer. You shall initially report to the Chief Executive Officer and you shall devote all of your business time, attention and energies to the business of the Company and its subsidiaries.

     3. Term. Your employment with the Company shall commence on the date hereof and shall be terminable at will and you and the Company shall have the right to terminate your employment with or without cause in accordance with
Section 9 below.

     4. Employment Period Compensation.

     (a) Base Salary. For all services to be rendered by you hereunder (including services as director, officer, employee, member of any committee of the Company or any subsidiary or division or otherwise), the Company shall pay to you during the Employment Period an annual salary of $210,000 (payable in equal bi-weekly installments or on the same basis as other executives). The Board may, at its option, make such additional salary increases as they deem appropriate in light of your performance and the Company's performance. All payments shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law.

     (b) Other Benefits. The Company shall provide you with the fringe benefits, perquisites, and other benefits of employment provided to executive officers of the Company from time to time during the Employment Period, subject to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. These benefits will be adjusted from time to time as determined by the Board, as such benefits may be adjusted for general application among all executive officers.



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     (c) Automobile Allowance.  The Company shall provide you with the use of a an automobile or an automobile allowance during the Employment Period, in connection with the services to be rendered by you hereunder, which shall be on terms comparable to that provided to the other executive officers of the Company.

     (d) Contingent Bonus. After each fiscal year that ends during the Employment Period, the Board will consider granting to you a bonus, in such amount (if any) up to 50% of your annual base salary as the Board may determine in its sole discretion.

     (e) Vacation. You shall be entitled to four weeks paid vacation during each calendar year of the Employment Period (provided that two weeks shall be provided to you during the balance of 1997), to be taken at such times as shall not, in the reasonable judgment of the Chief Executive Officer, materially interfere with the fulfillment of your duties under this Agreement. Unused vacation time may not be carried over to the following year. You shall also be entitled to as many holidays and personal days as are in accordance with the Company's policy then in effect for its employees generally, upon such terms as may be provided for general application to all employees of the Company.

  5. Confidential Information, Improvements, Etc.

     (a) Disclosure of Information. You understand and agree that the Confidential Information (as hereinafter defined) used in the business of the Company or its affiliates is a valuable, special and unique asset of the Company and shall be and remain the sole and exclusive property of the Company. Accordingly, you agree that you will not, during or after your employment with the Company, take from the Company's premises, or directly or indirectly reproduce, use, disclose or reveal said Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except as required in connection with the performance of your duties under this Agreement or as required by law or under court order or as authorized in writing by the Company; and further agree that you will never use any such Confidential Information for any purpose other than in fulfillment of your employment duties with the Company. In the event of the termination of your employment, you agree to immediately deliver to the Company all written materials in your possession regarding said Confidential Information and not retain or transfer any copies thereof.

     (b) Confidential Information. "Confidential Information" as used herein, means:

        (i) the terms and conditions of any business transaction that the Company or any of its subsidiaries has performed or has offered to perform with any customer or prospective customer while you have been employed by the Company or which you learned of while employed by the Company or any of its subsidiaries;

        (ii) any forms, business plans, manuals, operating procedures and policies of the Company or any of its subsidiaries;

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                (iii) any other facts or data that are treated as confidential and proprietary by the Company or any of its subsidiaries and that are disclosed to or learned by you during your employment with the Company;

                (iv) any documents that relate to, refer to, are involved with, summarize, embody or constitute the Confidential Information defined in this paragraph (b) ("documents", as used herein means forms, manuals, compilations of data, summaries, printouts, contracts, agreements, correspondence, memoranda, notes, files, invoices, price lists, data bases and all copies thereof, of any kind whatsoever, whether typewritten, handwritten or recorded electronically).

     (c) Improvements, Etc. You will treat as for the sole benefit of the Company, and fully and promptly disclose and assign to the Company without additional "future" compensation, all ideas, discoveries, inventions and improvements, whether patentable or not, which relate to the business, or activities of the Company or any of its subsidiaries or which result from or relate to the subject matter of any work which you may do for, on the premises of, at the expense of, or on behalf of the Company or any of its subsidiaries, and which are or have been made, conceived or reduced to practice by you, alone or jointly with others, during or after usual working hours, either on or off your job, while you are employed by the Company.

     At the Company's expense, at any time during or after such employment, you will sign all papers and do such other reasonable acts as the Company deems necessary or desirable or may reasonably require of you to assign and protect the Company's or its nominee's rights to such ideas, discoveries, inventions and improvements, including applying for, obtaining and enforcing patents, trademarks or copyrights on such ideas, discoveries, inventions and improvements in any and all countries of the world; provided, however, that the Company shall promptly reimburse you for any out-of-pocket expenses incurred by you in connection with the performance of your obligations under this Subsection (c).

     (d) Notice. This confidentiality covenant shall not in any way limit or restrict you from obtaining or maintaining employment in the industry in which the Company operates, it is specifically intended to restrict and prohibit you from using Confidential Information obtained during your employment. The Company is concerned that you might subsequently use Confidential Information obtained during your employment, to the Company's or its officers, directors, and shareholders' detriment. So that your subsequent employers are aware of this confidentiality covenant, you agree that during the Restricted Period as described in Subsection (e) below, you shall inform all future employers of said covenant.

     (e) Restricted Period. As used herein, the term "Restricted Period" shall mean the period commencing with the date hereof and ending on the date that is two years after the termination of your employment with the Company.

     6. Business Relationships. You understand and agree that establishing business relationships with representatives of the organizations served by the Company is a demanding


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difficult procedure requiring a great deal of time, effort and money, and requires the building of confidence and goodwill, and that the Company should have the right to hold such established business relationships as its own. You therefore agree that during the Restricted Period, except when acting on behalf of the Company, you will not, directly or indirectly, request or advise any client or identifiable prospective client of the Company to withhold, curtail or cancel their business with the Company. In addition, you agree that with respect to the Business Activities (defined below), you will not directly or indirectly call on, or solicit any client or prospective client of the Company whose identity as such client or prospective client, first became known to you through your employment with the Company, whether before or after this agreement is signed, whether the relationship was developed by you or not; provided, however, that this provision shall not be construed to preclude or otherwise prohibit any such client or prospective client from calling on or soliciting you so long as you abide by the other provisions of this Agreement, including Section 7 below.

     7. Covenant Not To Compete.

        (a) Noncompetition. You acknowledge that the services to be provided hereunder are unique and that their loss would cause irreparable injury to the Company. You also hereby acknowledge and recognize the highly competitive nature of the Company's business and, accordingly, in consideration of your employment by the Company, you agree to the following:

                (i) That during the Restricted Period, you will not, directly or indirectly (other than on behalf of the Company), engage in the design, development, manufacture, sale, marketing or servicing of products or provision of services which at any time heretofore or hereafter during your employment with the Company were designed, developed, manufactured, sold, marketed, serviced or provided by the Company; or engage in any activity which is in competition with the activities of the Company (the "Business Activities") whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise, in any geographic area in which at any time prior to or during your employment with the Company the products or services of the Company were distributed or provided by the Company or in which the Company has competed.

                (ii) That during the Restricted Period, you will not, directly or indirectly, engage in any Business Activities (other than on behalf of the Company) by supplying products or providing services which at any time prior to or during your employment with the Company were supplied or provided by the Company to any customer, client or prospective client with whom the Company at any time prior to or during your employment with the Company has done any business, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

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                (iii) During the Restricted Period you will not directly or indirectly solicit, for your own account or for the account of any other person or entity other than the Company, induce or influence any client, prospective client, customer, supplier, lender, lessor or any other person which has a business relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                 (iv) During the Restricted Period, you will not (A) directly or indirectly recruit, solicit or otherwise induce or influence any employee or sales agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities (the "Competitive Business") to employ or seek to employ for any Competitive Business, any person who is then (or was at any time within six months prior to the date either you or the Competitive Business employs or seeks to employ such person) employed by the Company.


     8. Remedies. You acknowledge and agree that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 5, 6 or 7 would be inadequate. In recognition of this fact, in the event of a breach by you of any of the provisions of Sections 5, 6 or 7, you agree that, in addition to its remedy at law, all of your rights to payment or otherwise under this Agreement and all amounts then or thereafter due to you from the Company under this Agreement may be terminated (other than payments due upon the exercise of the option under Section 10, except that the foregoing shall not preclude the Company from offsetting from such payments under Section 10 any amounts due from you to the Company as a result of such breach), upon a final determination that there was such a breach in accordance with Section 19 hereof, provided, however, that the Company shall not be required to pay any amount hereunder prior to such final determination, except upon receipt of an agreement by you to repay such amount which you are ultimately determined not to be entitled. In addition, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

     9. Termination.

        Employment.  This Agreement shall terminate upon the first to occur of
(i) receipt by you from the Company of notice that the Company has in its discretion elected to terminate your employment without cause, for any reason or no reason, in which case, subject to the provisions of Section 10 of this Agreement, you shall, for a period of six months from the date of such notice, continue to receive the same health, dental and life insurance benefits provided to other executive officers of the Company, and shall also receive severance pay in an amount equal to one-half of your then annual base salary, payable in equal monthly installments over a period of 6 months, and such compensation and benefits in each such case shall be the only compensation or benefits you shall be entitled to in connection with such termination (other than any COBRA rights available to you


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on the date you cease to receive health insurance under this item (i)), (ii)
your death, (iii) at the option of the Company, your Disability, and for purposes of this Agreement, the term "Disability" shall be deemed to have occurred upon written notice to you (or your guardian or other person, if any, who has then been placed in charge of your affairs) by the Company given at any time that you shall have failed, because of illness or incapacity, for a period of 90 consecutive days, or for an aggregate period of at least 120 days during the preceding 12 month period, to render services of the character rendered by you for the Company prior to such illness or incapacity (the date of such Disability shall be deemed to be the fifth business day following the date of such notice), (iv) receipt by the Company from you of notice that you have elected to terminate your employment, or (v) your discharge by the Board for cause. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean your dishonesty or insubordination, your repeated violation of any Company policies after notice thereof, your conviction for any felony or for a crime involving fraud or misrepresentation, your deliberate conduct, engaged in without the prior approval of the Board, resulting in a material loss to the Company or theft from the Company, your gross neglect or willful misconduct in connection with the performance of your duties hereunder, or a material violation by you of any of the provisions of this Agreement.

     In the event of termination of employment for any reason specified in paragraph (a)(ii), (iii), (iv) or (v) hereof, the Company shall no longer be obligated to make any salary payments or other benefits of any kind whatsoever to you or your estate other than any vested employee benefits required by law to be provided by the Company. However, any salary payments earned but not yet made shall be pro rated on a daily basis and made by the Company to you or your estate. You recognize and understand that all oral representations, prior, contemporaneous or subsequent to the execution of this Agreement are not to be relied upon and that nothing contained in any document published or to be published by the Company shall in any way modify the above terms regarding termination.

     10. Repurchase Option.

             (a) Option. If your employment with the Company is terminated for any reason, the Company has the option, at any time thereafter, to purchase all or any portion of the shares of capital stock you then own in the Company or in any successor to the Company (the "Shares"). The date of issuance or acquisition of the Shares (the "Acquisition Date") may not be the same for all Shares and, if that is the case, the purchase price for the Shares set forth below shall be calculated with respect to each Share based upon each Share's particular Acquisition Date. This option may be exercised by the Company at any time upon ten days prior written notice of such election (an "Election Notice"). The right of the Company to purchase your Shares may be assigned by the Company to any successor to the Company, any affiliate of the Company or any existing or subsequent shareholder of the Company.

             (b) Purchase Price. The purchase price for the Shares shall be the fair market value of the Shares as of the date of the Election Notice, determined by an appraiser selected by the Company experienced in the appraisal of companies engaged in the same business as the Company.


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The purchase price for the Shares shall be subject to a reduction ("Price
Reduction") (i) of 50%, if your employment is terminated for any reason before the first anniversary of the applicable Acquisition Date, (ii) of 40% if your employment is terminated for any reason thereafter but before the second anniversary of the applicable Acquisition Date, (iii) of 30% if your employment is terminated for any reason thereafter but before the third anniversary of the applicable Acquisition Date, (iv) of 20% if your employment is terminated for any reason thereafter but before the fourth anniversary of the applicable Acquisition Date, and (v) of 10% if your employment is terminated for any reason thereafter but before the fifth anniversary of the applicable Acquisition Date. Notwithstanding the foregoing, the Price Reduction shall not reduce the purchase price for the Shares below that amount of cash paid by you for the Shares, up to and including the date of your termination (including the principal payments made on any promissory note used to purchase any Shares). Except as provided below, the purchase price for certain Shares shall not be reduced if your employment is terminated for any reason after the fifth anniversary of the applicable Acquisition Date. If the purchase price for the Shares, after reduction based on the date of termination of employment hereunder, if any, is greater than your cost basis in the Shares, the amount of the purchase price in excess of your cost basis shall be offset by an amount not to exceed the amount of any severance payments that the Company shall be required to pay to you pursuant to Section 9 of this Agreement.

             (c) Payment Terms. The purchase price shall be payable not later than 90 days after the date of election and shall be paid through the set off ("Set Off") of any outstanding promissory notes provided by you as payment for any of the Shares, with any excess paid in immediately available funds (the
"Excess Cash Payment"), subject to the following.   The aggregate of the Set
Off and the Excess Cash Payment shall not exceed the amount you paid for the Shares. In the event the purchase price to be paid to you for the Shares is greater than the amount you paid for the Shares, the balance owed shall be paid by the Company in the form of a promissory note. The note shall (a) be subordinate to all other debt of the Company if the Company is the purchaser,
(b) be unsecured, (c) have a five-year term providing for annual payments of principal equal to 20% of the unpaid purchase price, (d) permit prepayment, in whole or in part, without penalty, and (e) be non-negotiable.

     11. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested or sent by express courier service, charges prepaid by shipper, to your residence address as evidenced in the Company records, or to the principal offices of the Company, to the attention of the Chairman, in the case of notices to the Company (or to such other address as a party is directed pursuant to written notice from the other party). Any notice given by the Company to you at your last directed address shall be effective to bind any other person who shall acquire rights hereunder.

     12. Assignment. This Agreement may not be assigned by you but may be assigned by the Company.

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     13. Entire Agreement; Waiver.  This instrument contains the entire
Agreement of the parties relating to the subject matter hereof, supersedes and replaces in its entirety the letter agreement between the Company and you, dated June 30, 1997, as it relates to your employment with the Company or any of its subsidiaries, as well as any other existing employment agreements, whether oral or in writing, and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing signed by you and the Chairman. The waiver by the Company of a breach of any provision of this Agreement by you shall not operate or be construed as a wavier of a breach of any other provision of this Agreement or of any subsequent breach by you.

     14. Survival of Terms. Any termination of this Agreement shall not affect the ongoing provisions of this Agreement, which shall survive such termination in accordance with their respective terms.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     16. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     17. Validity. If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     18. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     19. Arbitration. Except as expressly set forth in Section 8 of this Agreement, it is mutually agreed between the parties that arbitration shall be the sole and exclusive remedy to redress any dispute, claim or controversy (hereinafter referred to as "grievance") involving the negotiation, execution, performance or termination of this Agreement. It is the intention of the parties that the arbitration award will be final and binding and that judgment on the award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms. Arbitration may be initiated by either party by filing a claim for arbitration with the American Arbitration Association. Any claim must be filed within 6 months of the act or omission giving rise to the claim.

         The arbitrator shall be chosen in accordance with the Voluntary Labor Arbitration rules of the American Arbitration Association and the expenses of the arbitration shall be shared equally by the Company and you. The place of the arbitration shall be the offices of the American

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Arbitration Association in Southfield, Michigan.  The arbitrator shall not have jurisdiction or authority to change any of the provisions of this Agreement by alterations, additions to or subtractions from the terms thereof. The arbitrator's sole authority shall be to interpret or apply any clause or clauses of this Agreement.

             The parties stipulate that the provisions hereof, and the decision of the arbitrator with respect to any grievance, shall be the sole and exclusive remedy for any alleged breach of this Agreement or any controversy involving the negotiation, execution, performance or termination of this Agreement. The parties hereby acknowledge that since arbitration is the exclusive remedy, neither party has the right to resort to any federal, state or local court or administrative agency and that the decision of the arbitrator shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative agency with respect to any grievance which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to any grievance, survive the termination or expiration of this Agreement.

     20. Attorneys' Fees. If any party to this Agreement brings suit or commences arbitration against another party to this Agreement to recover sums owed under this Agreement or otherwise to enforce compliance with the terms of this Agreement, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in connection with the suit regardless of whether prosecuted to judgment. "Prevailing party" means, in the case of a claimant, one who is successful in obtaining substantially all the relief sought, and in the case of a defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             /s/ Donald C. Campion
                                             ----------------------------------
                                             Donald C. Campion


                                             OXFORD AUTOMOTIVE, INC.,
                                             a Michigan corporation

                                             By:
                                             /s/ Selwyn Iskaow
                                             ---------------------------------
                                             Selwyn Isakow, Chairman


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